Exhibit 10.2

ASSIGNMENT OF SECURITIES PURCHASE AGREEMENT

This Assignment Agreement (the “Assignment Agreement”), dated December 28, 2021 is entered into between Hudson Capital, Inc., a British Virgin Islands company (the “Company”), ATW Opportunities Master Fund L.P. (the “Assignor”) and Steven Oliveira (the “Assignee”).

WHEREAS the Company and the Assignor have previously entered into a Securities Purchase Agreement dated December 13, 2021 as amended by Amendment No. 1 to the Agreement dated December 16, 2021 (as amended, the “Agreement”);

WHEREAS, the Agreement provided for the purchase by the Assignor of 1,177,500 pre-funded warrants of the Company for an aggregate purchase price of $2,355,000;

WHEREAS, assignment of the Agreement requires the consent of the parties thereto;

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Assignment Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company, the Assignor and the Assignees agree as follows:

1. Defined terms not otherwise defined herein shall have the meaning given to them in the Agreement and provisions of the Agreement not otherwise amended hereby shall continue in full force and effect.

2. The Assignor hereby assigns its right to purchase 499,751 pre-funded warrants for a per warrant purchase price of $2.00 (for an aggregate purchase price of $999,502) and the related obligations under the Agreement to the Assignee (the “Assignment”) and the Company hereby consents to the Assignment. The Company hereby agrees that Assignee shall be entitled to all other rights under the Agreement along with Purchaser (other than to purchase additional pre-funded warrants) including, without limitation, Section 4.7 of the Agreement.

3. The Assignee and the Company agree that the closing of the Assignment may occur prior to the closing of the remainder of the transactions contemplated by the Agreement. The closing hereunder shall not obligate any party to the Agreement to close on any subsequent transactions under the Agreement if the conditions to closing set forth in the Agreement have not been satisfied. The Assignee and the Company further agree that the funding of the purchase price shall be made in accordance with the Letter of Instruction attached as Exhibit A hereto.

5. Except as set forth herein or unless the context indicates otherwise, all references to the “Purchaser” in Article II shall be deemed to refer to the “Assignee.”

6. Each of the representations and warranties set forth in Section 3.2 of the Agreement that are being made by the Purchaser shall be deemed to be made by the Assignee.

[Signature pages to Assignment Agreement to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

HUDSON CAPITAL INC.		Address for Notice: 19 West 44th Street, Suite 1001 New York, NY 10036
By:	/s/ Warren Wang	Fax:
Name:	Warren Wang
Title:	Chief Executive Officer
With a copy to (which shall not constitute notice):
Sichenzia Ross Ference LLP 1185 Avenue of the Americas, 31st Floor New York, NY 10036 Attention: Benjamin Tan, Esq.

ATW OPPORTUNITIES MASTER FUND L.P.		Address for Notice: 7969 NW 2nd Street, #415 Miami, FL 33126
By: ATW Partners Opportunities Fund GP, LLC		Fax:

By:	/s/ Antonio Ruiz-Gimenez, Jr.
Name:	Antonio Ruiz-Gimenez, Jr.
Title:	Member
With a copy to (which shall not constitute notice):

Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 Attention: Mitchell Nussbaum, Esq.

STEVEN OLIVEIRA	Address for Notice: 207 Commodore Dr, Jupiter, FL 33477
/s/ Steven Oliveira	Fax:

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EXHIBIT A

LETTER OF INSTRUCTION

The Company hereby instructs that of the gross proceeds of $999,502 to be received upon the closing under this Assignment Agreement, $950,000 will be wired directly to Freight App, Inc. as follows:

[insert wire instructions]

Such funds represent the proceeds from the loan being made by the Company to Freight App, Inc. as represented by the promissory note dated December __, 2021.

The remaining $______, together with the proceeds from the exercise of the warrant being purchased by the Assignee shall be wired as follows:

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